Exhibit 10.1.s

THIRD AMENDMENT TO THE
AGL RESOURCES INC. NONQUALIFIED SAVINGS PLAN

THIS THIRD AMENDMENT to the AGL Resources Inc. Nonqualified Savings Plan (the “Plan”) hereby is made by AGL Resources Inc. (the “Controlling Company”) as of this 1st day of December, 2004.

W I T N E S S E T H:

WHEREAS, the Controlling Company maintains the Plan (as most recently amended and restated as of January 1, 2001) to provide nonqualified unfunded deferred compensation for the benefit of a select group of management or highly compensated employees; and

WHEREAS, the Controlling Company entered into that certain Agreement and Plan of Merger by and among AGL Resources Inc., Cougar Corporation and NUI Corporation, dated as of July 14, 2004 (the “NUI Agreement”); and

WHEREAS, the NUI Agreement provides that the Controlling Company will provide employees of NUI Corporation and its subsidiaries benefits that, taken as a whole, are substantially equivalent to the benefits to which such employees were entitled before the NUI Agreement, and that each Controlling Company benefit plan will grant employees of NUI Corporation or its affiliates past service credit for purposes of eligibility to participate, vesting credit, eligibility to commence benefits, early retirement subsidies and severance; and

WHEREAS, the Controlling Company desires to amend the Plan to provide for past service credit to NUI employees; and

WHEREAS, Section 9.1 of the Plan permits the Company to amend the Plan at any time;

NOW, THEREFORE, effective as of January 1, 2005, the Plan hereby is amended as follows:

1.

Section 1.18 of the Plan shall be amended to read as follows:

“1.18 Covered Employee shall mean any Employee of a Participating Company who, as of his initial Entry Date or as of the December 1 immediately preceding a subsequent Plan Year, had an annual base salary in an amount equal to or in excess of the compensation limit designated by the IRS for determining “highly compensated employee” under Code §414(q)(1)(C) plus $10,000 (for example, the 2001 IRS limit is $85,000 plus $10,000 = $95,000). For purposes of this definition, credit will be granted for salary paid by NUI Corporation and any other individual, partnership, limited liability partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, or group consolidated with NUI Corporation for financial reporting purposes, for those individuals who were employees of NUI Corporation and its directly or indirectly wholly-owned subsidiaries on November 30, 2004.”

2.

A new subsection (c) shall be added to Section 2.1 of the Plan to read as follows:

“(c) Treatment of Employees of NUI. Notwithstanding any provisions of this Section to the contrary, all Employees who were active participants in NUI Corporation Deferred Compensation Plan on the day before the closing date of the merger pursuant to that certain Agreement and Plan of Merger by and among AGL Resources Inc., Cougar Corporation and NUI Corporation dated as of July 14, 2004, shall become Active Participants in the Plan as of January 1, 2005. Past service credit for eligibility purposes under the Plan will be granted for employment with NUI Corporation and any other individual, partnership, limited liability partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, or group consolidated with NUI Corporation for financial reporting purposes, for those individuals who were employees of NUI Corporation and its directly or indirectly wholly-owned subsidiaries on November 30, 2004.”

3.

A new Section 6.4 of the Plan shall be added to read as follows:

“6.4 Vesting of Matching Contribution Accounts for NUI Participants. Past service credit for vesting purposes under the Plan shall be granted to Employees of NUI Corporation and its directly or indirectly wholly-owned subsidiaries who were employed on November 30, 2004, for service with NUI Corporation and any other individual, partnership, limited liability partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, or group consolidated with NUI Corporation for financial reporting purposes.”

4.

Except as specifically set forth above, the terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Controlling Company has caused this Third Amendment to be executed by its duly authorized officer as of the date first above written.

AGL RESOURCES INC.

By: /s/ Melanie M. Platt

Name: Melanie M. Platt

Title: Senior Vice President, Human Resources